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                                    EXHIBIT 1

                                    AGREEMENT

         The undersigned reporting persons hereby agree that the statements filed pursuant to this Schedule 13D/A dated December 14, 1999, to which this Agreement is filed as an exhibit, are filed on behalf of each of them.


Date:    December 14, 1999                 ENCAP EQUITY 1996 LIMITED PARTNERSHIP



                                           /s/ ROBERT L. ZORICH
                                           -------------------------------------
                                           Robert L. Zorich
                                           Managing Director


Date:    December 14, 1999                 ENCAP INVESTMENTS L.L.C.


                                           /s/ ROBERT L. ZORICH
                                           -------------------------------------
                                           Robert L. Zorich
                                           Managing Director